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                         [LETTERHEAD OF ALLEN MATKINS LECK GAMBLE & MALLORY LLP]


                                   Exhibit 5.1
                                   -----------


September 7, 2000


Board of Directors
Global Water Solutions, Inc.
10410 Trademark Street
Rancho Cucamonga, CA 91730

         Re: Registration Statement on Form SB-2, as amended by Amendment No. 1 Registration No. 333-41826
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Gentlemen and Ladies:

         We have examined the Registration Statement on Form SB-2 (Registration No. 333-41826) filed by you with the Securities and Exchange Commission (the "Commission") on July 20, 2000, and as amended by Amendment No. 1 thereto
(the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 2,012,500 shares of your Common Stock (the "Shares"). The Shares include an over-allotment option granted to the Underwriters to purchase 262,500 shares of Common Stock and are to be sold to the Underwriters as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

         It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in such Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                 Very truly yours,

                                 ALLEN MATKINS LECK GAMBLE & MALLORY LLP

                                 /S/ ALLEN MATKINS LECK GAMBLE & MALLORY LLP